Exhibit 99.2

Plantation Park | Lake Jackson, TX

BRG

BLUEROCK Residential Growth REIT™

Q2 2020 EARNINGS SUPPLEMENT

Listed on the NYSE American: BRG

Sands Parc | Daytona Beach, FL

Bluerock Residential Growth REIT, Inc.

Second Quarter 2020

Supplemental Financial Information

(Unaudited)

Table of Contents

Second Quarter Earnings Release	3
Financial and Operating Highlights	17
Share and Unit Information	18
EBITDAre and Interest Information	19
Financial Statistics	20
Recent Acquisitions and Investments	21
Recent Dispositions	22
Investments in Unconsolidated Real Estate Joint Ventures, Notes and Accrued Interest Receivable from Related Parties, and Ground Lease	23
Portfolio Information	24
Renovation Table	25
Lease-up and Development Mezzanine/Preferred/Ground Lease Investments	26
Condensed Consolidated Balance Sheets	27
Consolidated Statements of Operations	28
Reconciliation of Funds from Operations (FFO) and Core Funds from Operations (CFFO)	29
Mortgages Payable Summary Information	30
Definitions of Non-GAAP Financial Measures	32

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur.  Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Currently, one of the most significant factors is the potential adverse effect of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants, partners and employees, as well as the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants, partners and employees will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact (including governmental actions that may vary by jurisdiction, such as mandated business closing; stay-at-home orders; limits on group activity; and actions to protect residential tenants from eviction), and the direct and indirect economic effects of the pandemic and containment measures, including national and local employment rates and the corresponding impact on the Company’s tenants’ ability to pay their rent on time or at all, among others.  For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 24, 2020, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

For Immediate Release

Bluerock Residential Growth REIT Announces Second Quarter 2020 Results

- Total Revenues Grew 1.1% YoY -

- Same Store Occupancy Increased 0.9% -

- Same Store Average Rent Increased 1.6% YoY -

- Collected 97% of Second Quarter Rents Including Payment Plans -

New York, NY (August 10, 2020) – Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) (“the Company”), an owner of highly amenitized multifamily apartment communities, announced today its financial results for the quarter ended June 30, 2020.

“We are encouraged by increases in same store occupancy and average rent, along with an improvement in operating margins over the prior year period given the challenges of COVID-19. We appreciate the efforts of our dedicated team that strives to ensure that our properties maintain their high standard of service in spite of COVID-19,” said Ramin Kamfar, Company Chairman and CEO. “Our rental collections continue to reflect the quality and stability of our investments in highly amenitized, live/work/play apartment communities in knowledge-based job economies such as health care, technology, education, sciences and finance sectors, as we acknowledge there could be some challenges in the future due to the further impact of COVID-19. The proceeds from the property sales and Series T Preferred Stock raises, and our deliberate slowdown in investment activity, increased our cash position so that we can effectively navigate the current environment and be positioned for growth opportunities.”

Second Quarter Highlights

-	Total revenues grew 1.1% to $53.0 million for the quarter from $52.4 million in the prior year period.

-	Net income attributable to common stockholders for the second quarter of 2020 was $0.61 per share, as compared to net loss attributable to common stockholders of ($0.50) per share in the prior year period.

-	Property Net Operating Income (“NOI”) grew 5.5% to $29.1 million, from $27.6 million in the prior year period.

-	Same store occupancy increased 90 basis points and same store average rent increased 1.6%.

-	Improved operating margins by 170 basis points year over year to 61.1%.

-	Same store revenue and NOI decreased 0.4% and 1.1% respectively, as compared to the prior year period.

-	Portfolio occupancy was 95.3% at June 30, 2020, up 130 basis points from the prior year.

-	Collected 97% of rents, including payment plans of 1%, for the three months ended June 30, 2020, including the properties underlying its preferred and mezzanine loan investments.

-

Core funds from operations attributable to common shares and units (“CFFO”) was $5.1 million, compared to $6.7 million in the prior year period. CFFO per share was $0.15 for the second quarter as compared to $0.22 in the prior year period. CFFO was impacted by the company’s strategic decision to reduce its investment pace in the near term and to increase its cash position.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

-	Consolidated real estate investments, at cost, were approximately $2.1 billion.

-	Completed preferred equity and mezzanine loan investments totaling $16 million, including in one multifamily community totaling 328 units in Jacksonville, Florida, additional funding for six multifamily developments and the buyout of the noncontrolling interest in one asset for $3.5 million.

-	In April 2020, closed on sales of three properties for $160 million which contracts were entered into pre-COVID-19.

-	Completed 39 value-add unit upgrades during the quarter achieving an average 23.3% ROI.

-	Paid quarterly dividend of $0.1625 in cash per share of common stock.

-	Raised $42.8 million through its continuous registered Series T Preferred Stock offering in the quarter.

-	As of June 30, 2020, the Company had $236.2 million of unrestricted cash and availability under its revolving credit facilities.

-	Expanded stock repurchase program to include repurchases of traded preferred stock.

Included later in this release are definitions of NOI, CFFO and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

COVID-19 Pandemic Update

Since the beginning of the COVID-19 pandemic, the Company executed on actions to prioritize the health and well-being of its tenants, business partners, service providers and employees, while striving to provide the highest quality living experience possible and facilitating virtual leasing and services.

The Company continues to monitor COVID-19’s impact on its business, properties, tenants, partners and employees and the full impact of the COVID-19 pandemic on rental revenues and overall financial performance remains uncertain.

Post-Quarter Operational Performance

•	As of July 31, 2020, the Company has collected 97% of July rents from its multifamily properties, including payment plans of 1%.

•	Occupancy remains strong at 95.4% as of July 31, 2020.

Current Liquidity

Due to the uncertainties presented by the COVID-19 pandemic, the Company took a number of measures to increase its liquidity and believes it has sufficient liquidity through this uncertain period.

•	The Company has approximately $205 million in unrestricted cash and availability under its revolving credit facilities as of July 31, 2020.

•	Over $29 million has been raised from the Company’s continuous registered Series T Preferred Stock offering since June 30, 2020.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Second Quarter 2020 Financial Results

Net income attributable to common stockholders for the second quarter of 2020 was $15.1 million, compared to net loss attributable to common stockholders of $11.0 million in the prior year period. Net income (loss) attributable to common stockholders included non-cash expenses of $19.0 million or $0.79 per share in the second quarter of 2020 compared to $15.9 million or $0.72 per share for the prior year period.

CFFO for the second quarter of 2020 was $5.1 million, or $0.15 per diluted share, compared to $6.7 million, or $0.22 per diluted share, in the prior year period. CFFO was primarily driven by growth in property NOI of $1.5 million, preferred returns of $0.7 million, and a decrease in interest expense of $0.6 million. This was primarily offset by a year-over-year decrease in interest income of $0.6 million, an increase in general and administrative expense of $0.5 million and preferred stock dividends of $3.2 million. CFFO was impacted by the company’s strategic decision to reduce its investment pace in the near term and to increase its cash position.

Total Portfolio Performance

$ In thousands, except average rental rates	2Q20	2Q19	Variance		YTD20	YTD19	Variance
Total Revenues (1)	$53,033	$52,437	1.1%		$109,274	$103,902	5.2%
Property Operating Expenses	$18,571	$18,868	(1.6%)		$37,870	$37,470	1.1%
NOI	$29,124	$27,596	5.5%		$60,177	$54,683	10.0%
Operating Margin	61.1%	59.4%	170	bps	61.4%	59.3%	210	bps
Occupancy Percentage	94.4%	93.8%	60	bps	94.3%	93.8%	50	bps
Average Rental Rate	$1,330	$1,312	1.4%		$1,330	$1,306	1.8%

(1)	Including interest income from related parties

For the second quarter of 2020, property revenues increased by 2.6% compared to the same prior year period. Total portfolio NOI was $29.1 million, an increase of $1.5 million, or 5.5%, compared to the same period in the prior year. Property NOI margins expanded by 170 basis points to 61.1% of revenue for the quarter, compared to 59.4% of revenue in the prior year quarter.

Same Store Portfolio Performance

$ In thousands, except average rental rates	2Q20	2Q19	Variance		YTD20	YTD19	Variance
Revenues	$35,113	$35,265	(0.4%)		$70,909	$69,987	1.3%
Property Operating Expenses	$13,897	$13,804	0.7%		$27,870	$27,286	2.1%
NOI	$21,216	$21,461	(1.1%)		$43,039	$42,701	0.8%
Operating Margin	60.4%	60.9%	(50	)bps	60.7%	61.0%	(30	)bps
Occupancy Percentage	94.7%	93.8%	90	bps	94.5%	94.1%	40	bps
Average Rental Rate	$1,342	$1,321	1.6%		$1,344	$1,313	2.4%

The Company’s same store portfolio for the quarter ended June 30, 2020 included 24 properties. For the second quarter of 2020, same store NOI was $21.2 million, a decrease of $0.2 million, or 1.1%, compared to the same period in the prior year. Same store property revenues decreased by 0.4% compared to the same prior year period, primarily driven by a 90-basis point increase in occupancy and 1.6% increase in average rental rates as twenty of the Company’s twenty-four same store properties recognized rental rate increases during the period, but offset by $0.7 million increase in bad debt expense and $0.3 million less in ancillary income, such as termination fees and late fees, due to the impact of COVID-19 and related Federal and state eviction moratoriums.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Same store expenses increased 0.7%, or $0.09 million, primarily due to non-controllable expenses; real estate taxes increased $0.35 million from prior year due to municipality tax increases and insurance expenses increased $0.15 million due to industrywide multifamily price increases. The increases were partially offset by a $0.20 million decrease in discretionary seasonal maintenance due to COVID-19 and $0.13 million decrease in turnover costs from increased tenant retention.

Renovation Activity

The Company completed 39 value-add unit upgrades during the second quarter achieving a 23.3% ROI. Since inception, within the existing portfolio, the Company has completed 2,804 value-add unit upgrades at an average cost of $5,834 per unit and achieved an average monthly rental rate increase of $114 per unit, equating to a 23.5% ROI on all unit upgrades leased as of June 30, 2020. The Company has identified approximately 4,572 remaining units within the existing portfolio for value-add upgrades with similar projected economics to the completed renovations. Due to the uncertainty surrounding the COVID-19 impact, the Company has temporarily suspended interior renovations at several properties subject to better visibility on the economic recovery, and now expects to complete between 200 and 400 unit renovations in 2020.

Portfolio Activity

The Company completed the following investments:

-	Made a preferred equity investment in the Strategic Portfolio totaling $3.9 million into the final portfolio operating asset with 328-units called The Commons, located in Jacksonville, Florida.

-	Funded $12.5 million under existing preferred and mezzanine loan commitments in six investments.

-	Bought out the noncontrolling interest in The Brodie, in Austin, Texas for $3.5 million and increased our ownership to 100%.

The Company completed the following sales activities:

-	Closed on the sale of Ashton Reserve for $84.6 million on April 14, 2020 generating net proceeds to the Company of $31.2 million.

-	Closed on the sale of Marquis at TPC for $22.5 million on April 17, 2020 generating net proceeds to the Company of $5.3 million.

-	Closed on the sale of Enders Place at Baldwin Park for $53.2 million on April 21, 2020 generating net proceeds to the Company of $24.0 million.

Balance Sheet

As of June 30, 2020, the Company had $236.2 million of unrestricted cash and availability under its revolving credit facilities, and $1.5 billion of indebtedness outstanding.

During the second quarter, the Company raised gross proceeds of approximately $42.8 million through the issuance of 1.7 million shares of Series T Preferred Stock at $25.00 per share. The Series T Preferred Stock continuous offering offers 20,000,000 preferred shares in the primary offering, along with 12,000,000 preferred shares pursuant to a dividend reinvestment plan. The preferred shares are offered at $25.00 per share and pay cumulative monthly dividends at a 6.15% annual rate, along with an annual stock dividend of up to 0.2% for five years.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

The Company repurchased 163,068, 27,905, and 76,264 shares of Series A, C, and D Cumulative Preferred Stock during the second quarter at an average price of $22.84, $23.00, and $22.75 per share, respectively, under its $50.0 million share repurchase plan announced in December 2019.

Dividend

The Board of Directors authorized, and the Company declared, a quarterly cash dividend for the second quarter of 2020 equal to a quarterly rate of $0.1625 per share on its Class A and Class C common stock, payable to the stockholders of record as of June 25, 2020, and was paid on July 2, 2020. A portion of each dividend may constitute a return of capital for tax purposes.

The Board of Directors authorized, and the Company declared, a quarterly cash dividend on its 8.250% Series A Cumulative Redeemable Preferred Stock for the second quarter of 2020, in the amount of $0.515625 per share. In addition, the Board of Directors authorized, and the Company declared, a quarterly cash dividend on its 7.625% Series C Cumulative Redeemable Preferred Stock for the second quarter of 2020, in the amount of $0.4765625 per share. Further, the Board of Directors authorized, and the Company declared, a quarterly cash dividend on its 7.125% Series D Cumulative Preferred Stock for the second quarter of 2020, in the amount of $0.4453125 per share.  The dividends were payable to the stockholders of record as of June 25, 2020, and were paid on July 2, 2020.

The Board of Directors authorized, and the Company declared, a monthly dividend of $5.00 per share of Series B Preferred Stock, payable to the stockholders of record as of April 24, 2020, May 22, 2020, and June 25, 2020 which were paid in cash on May 5, 2020, June 5, 2020 and July 2, 2020, respectively.

The Board of Directors authorized, and the Company declared a monthly dividend of $0.128125 per share of Series T Preferred Stock, prorated on the basis of the actual number of days in the applicable dividend period during which each share was outstanding.  Such pro-rated dividends were payable to the stockholders of record as of April 24, 2020, May 22, 2020, and June 25, 2020, which were paid in cash on May 5, 2020, June 5, 2020, and July 2, 2020, respectively.

On July 10, 2020, the Board of Directors authorized, and the Company declared, a monthly dividend of $5.00 per share of Series B Preferred Stock, payable to the stockholders of record as of July 24, 2020, which was paid in cash on August 5, 2020, and as of August 25, 2020, and September 25, 2020, which will be paid in cash on September 4, 2020 and October 5, 2020, respectively.

On July 10, 2020, the Board of Directors authorized, and the Company declared a monthly dividend of $0.128125 per share of Series T Preferred Stock, prorated on the basis of the actual number of days in the applicable dividend period during which each share was outstanding.  Such pro-rated dividends are payable to the stockholders of record as of July 24, 2020, which was paid in cash on August 5, 2020, and as of August 25, 2020, and September 25, 2020, which will be paid in cash on September 4, 2020 and October 5, 2020, respectively.

2020 Guidance

The Company withdrew its full year 2020 guidance on May 11, 2020, due to inherent uncertainty regarding the economic effects of the COVID-19 pandemic.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Conference Call

All interested parties can listen to the live conference call at 11:00 AM ET on Monday, August 10, 2020 by dialing +1 (866) 843-0890 within the U.S., or +1 (412) 317-6597, and requesting the "Bluerock Residential Conference."

For those who are not available to listen to the live call, the conference call will be available for replay on the Company’s website two hours after the call concludes, and will remain available until September 10, 2020 at http://services.choruscall.com/links/brg200810.html, as well as by dialing +1 (877) 344-7529 in the U.S., or +1 (412) 317-0088 internationally, and requesting conference number 10146336.

The full text of this Earnings Release and additional Supplemental Information is available in the Investor Relations section on the Company’s website at http://www.bluerockresidential.com.

About Bluerock Residential Growth REIT, Inc.

Bluerock Residential Growth REIT, Inc. (NYSE American: BRG) is a real estate investment trust that focuses on developing and acquiring a diversified portfolio of institutional-quality highly amenitized live/work/play apartment communities in demographically attractive knowledge economy growth markets to appeal to the renter by choice. The Company’s objective is to generate value through off-market/relationship-based transactions and, at the asset level, through value add improvements to properties and operations. The Company is included in the Russell 2000 and Russell 3000 Indexes. BRG has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

For more information, please visit the Company’s website at www.bluerockresidential.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in these forward-looking statements due to numerous factors. Currently, one of the most significant factors is the potential adverse effect of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants, partners and employees, as well as the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants, partners and employees will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact (including governmental actions that may vary by jurisdiction, such as mandated business closing; stay-at-home orders; limits on group activity; and actions to protect residential tenants from eviction), and the direct and indirect economic effects of the pandemic and containment measures, including national and local employment rates and the corresponding impact on the Company’s tenants’ ability to pay their rent on time or at all, among others. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 24, 2020, and subsequent filings by the Company with the SEC. We claim the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Portfolio Summary

The following is a summary of our operating real estate and mezzanine/preferred/ground lease investments as of June 30, 2020:

Consolidated Operating Properties	Location	Number of Units	Year Built/ Renovated (1)	Ownership Interest	Average Rent (2)		% Occupied (3)

ARIUM Glenridge	Atlanta, GA	480	1990	90%	$1,279		93.1%
ARIUM Grandewood	Orlando, FL	306	2005	100%	1,437		95.4%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	100%	1,444		96.1%
ARIUM Metrowest	Orlando, FL	510	2001	100%	1,451		95.3%
ARIUM Westside	Atlanta, GA	336	2008	90%	1,545		93.2%
Ashford Belmar	Lakewood, CO	512	1988/1993	85%	1,646		97.3%
Avenue 25	Phoenix, AZ	254	2013	100%	1,198		96.1%
Cade Boca Raton	Boca Raton, FL	90	2019	81%	2,851		94.4%
Chattahoochee Ridge	Atlanta, GA	358	1996	90%	1,355		95.3%
Citrus Tower	Orlando, FL	336	2006	97%	1,365		93.5%
Denim	Scottsdale, AZ	645	1979	100%	1,225		96.9%
Element	Las Vegas, NV	200	1995	100%	1,251		96.5%
Falls at Forsyth	Cumming, GA	356	2019	100%	1,370		88.2%
Gulfshore Apartment Homes	Naples, FL	368	2016	100%	1,295		92.9%
James on South First	Austin, TX	250	2016	90%	1,331		97.6%
Marquis at The Cascades	Tyler, TX	582	2009	90%	1,229		94.0%
Navigator Villas	Pasco, WA	176	2013	90%	1,096		96.0%
Outlook at Greystone	Birmingham, AL	300	2007	100%	1,038		97.0%
Park & Kingston	Charlotte, NC	168	2015	100%	1,327		94.6%
Pine Lakes Preserve	Port St. Lucie, FL	320	2003	100%	1,338		97.8%
Plantation Park	Lake Jackson, TX	238	2016	80%	1,315		95.8%
Providence Trail	Mount Juliet, TN	334	2007	100%	1,251		95.5%
Roswell City Walk	Roswell, GA	320	2015	98%	1,568		95.9%
Sands Parc	Daytona Beach, FL	264	2017	100%	1,375		94.7%
The Brodie	Austin, TX	324	2001	100%	1,319		96.9%
The District at Scottsdale	Scottsdale, AZ	332	2018	100%	1,864		74.4%
The Links at Plum Creek	Castle Rock, CO	264	2000	88%	1,424		97.0%
The Mills	Greenville, SC	304	2013	100%	1,049		94.7%
The Preserve at Henderson Beach	Destin, FL	340	2009	100%	1,482		95.0%
The Reserve at Palmer Ranch	Sarasota, FL	320	2016	100%	1,331		96.3%
The Sanctuary	Las Vegas, NV	320	1988	100%	1,059		98.4%
Veranda at Centerfield	Houston, TX	400	1999	93%	990		96.0%
Villages of Cypress Creek	Houston, TX	384	2001	80%	1,169		95.3%
Wesley Village	Charlotte, NC	301	2010	100%	1,363		94.0%
Subtotal/Average		11,524			$1,329	(4) (5)	95.3	%(4)

Mezzanine/Preferred/Ground Lease Investments	Location	Planned Number of Units			Pro Forma Average Rent
Alexan CityCentre	Houston, TX	340			$1,800	(2)
Alexan Southside Place	Houston, TX	270			1,716	(2)
Arlo	Charlotte, NC	286			1,507
Belmont Crossing	Smyrna, GA	192			772	(2)
Domain at The One Forty	Garland, TX	299			1,410	(2)
Georgetown Crossing	Savannah, GA	168			938	(2)
Mira Vista	Austin, TX	200			1,035	(2)
Motif	Fort Lauderdale, FL	385			2,352
North Creek Apartments	Leander, TX	259			1,358
Novel Perimeter	Atlanta, GA	320			1,749
Park on the Square	Pensacola, FL	240			1,067	(2)
Riverside Apartments	Austin, TX	222			1,408
Sierra Terrace	Atlanta, GA	135			1,192	(2)
Sierra Village	Atlanta, GA	154			1,091	(2)
The Commons	Jacksonville, FL	328			819	(2)
The Park at Chapel Hill	Chapel Hill, NC	*			*
Thornton Flats	Austin, TX	104			1,517	(2)
Vickers Historic Roswell	Roswell, GA	79			3,176
Wayforth at Concord	Concord, NC	150			1,707
Zoey	Austin, TX	307			1,762
Subtotal/Average		4,438			$1,512

Portfolio Properties Total/Average		15,962			$1,380	(4) (6)

(1)	Represents date of last significant renovation or year built if no renovations.
(2)	Represents the average effective monthly rent per occupied unit for the three months ended June 30, 2020.
(3)	Percent occupied is calculated as (i) the number of units occupied as of June 30, 2020, divided by (ii) total number of units, expressed as a percentage.
(4)	Excludes The District at Scottsdale, which is in lease-up.
(5)	The average effective monthly rent including sold properties was $1,330 for the three months ended June 30, 2020.
(6)	The average effective monthly rent was not impacted by the sold properties for the three months ended June 30, 2020.
*	The development is in the planning phase; project specifications are in process.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Consolidated Statement of Operations

For the Three and Six Months Ended June 30, 2020 and 2019

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues
Rental and other property revenues	$47,695	$46,464	$98,047	$92,153
Interest income from related parties and ground leases	5,338	5,973	11,227	11,749
Total revenues	53,033	52,437	109,274	103,902
Expenses
Property operating	18,571	18,868	37,870	37,470
Property management fees	1,194	1,235	2,488	2,451
General and administrative	5,303	5,046	11,674	10,674
Acquisition and pursuit costs	423	70	1,691	128
Weather-related losses, net	—	291	—	291
Depreciation and amortization	20,067	16,226	40,990	33,454
Total expenses	45,558	41,736	94,713	84,468
Operating income	7,475	10,701	14,561	19,434
Other income (expense)
Other income	19	—	59	—
Preferred returns on unconsolidated real estate joint ventures	2,834	2,492	5,249	4,781
Gain on sale of real estate investments	57,843	—	58,096	—
Gain on sale of non-depreciable real estate investments	—	—	—	679
Loss on extinguishment of debt and debt modification costs	(13,985)	—	(13,985)	—
Interest expense, net	(13,859)	(15,125)	(28,774)	(31,191)
Total other income (expense)	32,852	(12,633)	20,645	(25,731)
Net income (loss)	40,327	(1,932)	35,206	(6,297)
Preferred stock dividends	(14,237)	(11,019)	(27,784)	(21,403)
Preferred stock accretion	(3,602)	(2,316)	(7,527)	(4,203)
Net income (loss) attributable to noncontrolling interests
Operating Partnership units	5,413	(3,887)	(409)	(7,938)
Partially owned properties	1,985	(390)	1,707	(882)
Net income (loss) attributable to noncontrolling interests	7,398	(4,277)	1,298	(8,820)
Net income (loss) attributable to common stockholders	$15,090	$(10,990)	$(1,403)	$(23,083)

Net income (loss) per common share - Basic	$0.61	$(0.50)	$(0.09)	$(1.03)

Net income (loss) per common share – Diluted	$0.61	$(0.50)	$(0.09)	$(1.03)

Weighted average basic common shares outstanding	24,307,147	22,430,619	24,197,479	22,775,203
Weighted average diluted common shares outstanding	24,345,034	22,430,619	24,197,479	22,775,203

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Consolidated Balance Sheets

Second Quarter 2020

(Unaudited and dollars in thousands except for share and per share amounts)

	June 30, 2020	December 31, 2019
ASSETS
Net Real Estate Investments
Land	$267,589	$268,244
Buildings and improvements	1,778,750	1,752,738
Furniture, fixtures and equipment	70,151	67,904
Total Gross Real Estate Investments	2,116,490	2,088,886
Accumulated depreciation	(158,896)	(141,566)
Total Net Real Estate Investments	1,957,594	1,947,320
Cash and cash equivalents	211,968	31,683
Restricted cash	29,732	19,085
Notes and accrued interest receivable from related parties	178,015	193,781
Due from affiliates	309	2,969
Accounts receivable, prepaids and other assets	20,440	16,317
Preferred equity investments and investments in unconsolidated real estate joint ventures	107,610	126,444
In-place lease intangible assets, net	584	3,098
Total Assets	$2,506,252	$2,340,697

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,405,046	$1,425,257
Revolving credit facilities	130,500	18,000
Accounts payable	1,885	1,488
Other accrued liabilities	29,670	27,499
Due to affiliates	727	790
Distributions payable	14,498	13,541
Total Liabilities	1,582,326	1,486,575
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; 5,558,392 and 5,721,460 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	136,778	140,355
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 516,738 and 536,695 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	467,237	480,921
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,295,845 and 2,323,750 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	56,279	56,797
6.150% Series T Redeemable Preferred Stock, liquidation preference $25.00 per share, 32,000,000 shares authorized; 4,025,663 and 17,400 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	90,925	388
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 197,900,000 shares authorized; no shares issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,774,338 and 2,850,602 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	66,867	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 24,605,585 and 23,422,557 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	246	234
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of June 30, 2020 and December 31, 2019	1	1
Additional paid-in-capital	321,973	311,683
Distributions in excess of cumulative earnings	(262,455)	(253,132)
Total Stockholders’ Equity	126,632	127,491
Noncontrolling Interests
Operating Partnership units	20,130	19,331
Partially owned properties	25,945	28,839
Total Noncontrolling Interests	46,075	48,170
Total Equity	172,707	175,661
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,506,252	$2,340,697

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business and performance, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common shares and units is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income, computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest, unrealized gains and losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, gain or losses on sales of non-depreciable real estate property, shareholder activism, stock compensation expense and preferred stock accretion. Commencing January 1, 2020, we did not deduct the accrued portion of the preferred income on our preferred equity investments from FFO to determine CFFO as the income is deemed fully collectible. The accrued portion of the preferred income totaled $0.4 million and $0.8 million for the three and six months ended June 30, 2020, respectively. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

We have acquired seven operating properties and made nine investments through preferred equity interests and ground lease investments and sold twelve operating properties subsequent to June 30, 2019. The results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The table below reconciles our calculations of FFO and CFFO to net income (loss), the most directly comparable GAAP financial measure, for the three and six months ended June 30, 2020 and 2019 (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss) attributable to common stockholders	$15,090	$(10,990)	$(1,403)	$(23,083)
Add back: Net income (loss) attributable to Operating Partnership Units	5,413	(3,887)	(409)	(7,938)
Net income (loss) attributable to common stockholders and unit holders	20,503	(14,877)	(1,812)	(31,021)
Common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization (1)	19,144	15,290	39,045	31,432
Gain on sale of real estate investments	(55,250)	—	(55,360)	—
FFO Attributable to Common Stockholders and Unit Holders	(15,603)	413	(18,127)	411
Common stockholders and Operating Partnership Units pro-rata share of:
Acquisition and pursuit costs	423	70	1,691	128
Non-cash interest expense	747	786	1,592	1,561
Unrealized (gain) loss on derivatives	(5)	652	(30)	2,287
Loss on extinguishment of debt and debt modification costs	13,590	—	13,590	—
Weather-related losses, net	—	249	—	249
Non-real estate depreciation and amortization	122	84	242	170
Gain on sale of non-depreciable real estate investments	—	—	—	(679)
Shareholder activism	—	55	—	393
Non-recurring expense, net	43	—	3	—
Non-cash preferred returns on unconsolidated real estate joint ventures	—	(386)	—	(598)
Non-cash equity compensation	2,191	2,427	5,738	4,819
Preferred stock accretion	3,602	2,316	7,527	4,203
CFFO Attributable to Common Stockholders and Unit Holders	$5,110	$6,666	$12,226	$12,944

Per Share and Unit Information:
FFO Attributable to Common Stockholders and Unit Holders - diluted	$(0.47)	$0.01	$(0.55)	$0.01
CFFO Attributable to Common Stockholders and Unit Holders - diluted	$0.15	$0.22	$0.37	$0.42

Weighted average common shares and units outstanding - diluted	33,075,598	30,550,863	32,936,762	30,704,271

(1)	The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests for partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (loss), computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

Below is a reconciliation of net income (loss) attributable to common stockholders to EBITDAre (unaudited and dollars in thousands).

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss) attributable to common stockholders	$15,090	$(10,990)	$(1,403)	$(23,083)
Net income (loss) attributable to noncontrolling interests	7,398	(4,277)	1,298	(8,820)
Preferred stock dividends	14,237	11,019	27,784	21,403
Preferred stock accretion	3,602	2,316	7,527	4,203
Interest expense, net	13,859	15,125	28,774	31,191
Depreciation and amortization	20,020	16,142	40,899	33,284
Gain on sale of real estate investments	(57,843)	—	(58,096)	—
Loss on extinguishment of debt and debt modification costs	13,985	—	13,985	—
EBITDAre	$30,348	$29,335	$60,768	$58,178
Acquisition and pursuit costs	423	70	1,691	128
Non-real estate depreciation and amortization	122	84	242	170
Weather-related losses, net	—	291	—	291
Gain on sale of non-depreciable real estate investments	—	—	—	(679)
Shareholder activism	—	55	—	393
Non-cash equity compensation	2,191	2,427	5,738	4,819
Non-recurring expense, net	43	—	3	—
Non-cash preferred returns on unconsolidated real estate joint ventures	—	(386)	—	(598)
Adjusted EBITDAre	$33,127	$31,876	$68,442	$62,702

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented, including each comparative period.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

The following table reflects net income (loss) attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented (unaudited and amounts in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss) attributable to common stockholders	$15,090	$(10,990)	$(1,403)	$(23,083)
Add back: Net income (loss) attributable to Operating Partnership Units	5,413	(3,887)	(409)	(7,938)
Net income (loss) attributable to common stockholders and unit holders	20,503	(14,877)	(1,812)	(31,021)
Add common stockholders and Operating Partnership Units pro-rata share of:
Depreciation and amortization	19,144	15,290	39,045	31,432
Non-real estate depreciation and amortization	122	84	242	170
Non-cash interest expense	747	786	1,592	1,561
Unrealized (gain) loss on derivatives	(5)	652	(30)	2,287
Loss on extinguishment of debt and debt modification costs	13,590	—	13,590	—
Property management fees	1,135	1,170	2,367	2,318
Acquisition and pursuit costs	423	70	1,691	128
Corporate operating expenses	5,166	4,975	11,462	10,529
Weather-related losses, net	—	249	—	249
Preferred dividends	14,237	11,019	27,784	21,403
Preferred stock accretion	3,602	2,316	7,527	4,203
Less common stockholders and Operating Partnership Units pro-rata share of:
Non-recurring expense, net	(43)	—	(3)	—
Preferred returns on unconsolidated real estate joint ventures	2,834	2,492	5,408	4,781
Interest income from related parties and ground leases	5,338	5,973	11,227	11,749
Gain on sale of real estate investments	55,250	—	55,360	—
Gain on sale of non-depreciable real estate investments	—	—	—	679
Pro-rata share of properties’ income	15,285	13,269	31,466	26,050
Add:
Noncontrolling interest pro-rata share of partially owned property income	750	690	1,553	1,418
Total property income	16,035	13,959	33,019	27,468
Add:
Interest expense	13,089	13,637	27,158	27,215
Net operating income	29,124	27,596	60,177	54,683
Less:
Non-same store net operating income	7,908	6,135	17,138	11,982
Same store net operating income (1)	$21,216	$21,461	$43,039	$42,701

(1)	Same store portfolio for the three and six months ended June 30, 2020 consists of 24 properties, which represent 8,459 units.

Bluerock Residential Growth REIT, Inc.

Second Quarter Earnings Release

Contact

Investors:

(888) 558.1031
investor.relations@bluerockre.com

Media:

Josh Hoffman

(208) 475.2380

jhoffman@bluerockre.com

#

Bluerock Residential Growth REIT, Inc.

Financial and Operating Highlights

For the Three and Six Months Ended June 30, 2020

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
OPERATING INFORMATION	2020	2019	% Change	2020	2019	% Change

Total revenue	$53,033	$52,437	1.1%	$109,274	$103,902	5.2%

Total assets	$2,506,252	$2,135,708	17.3%	$2,506,252	$2,135,708	17.3%

Property NOI (1)	$29,124	$27,596	5.5%	$60,177	$54,683	10.0%

Property NOI margins	61.1%	59.4%	2.9%	61.4%	59.3%	3.5%

Net income (loss) per common share - Diluted	$0.61	$(0.50)	-	$(0.09)	$(1.03)	-

CFFO attributable to common stockholders and unit holders per share (2)	$0.15	$0.22	(31.8%)	$0.37	$0.42	(11.9%)

(1)	See page 34 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)	See page 32 for the Company's definition of this non-GAAP measurement and reasons for using it.

Bluerock Residential Growth REIT, Inc.

Share and Unit Information

Second Quarter 2020

(Unaudited)

Weighted Average Common Stock and Units Outstanding for the quarter ended June 30, 2020
Class A Common Stock	24,230,544
Class C Common Stock	76,603
Weighted Average Common Stock Outstanding, Diluted	24,307,147
Restricted Stock Grants (1)	37,887
Weighted Average Common Stock Outstanding, Diluted	24,345,034
OP Units	6,363,017
LTIP Units	2,367,547
Weighted Average Common Stock and Total Units Outstanding, Diluted	33,075,598

Outstanding Common Stock and Units at June 30, 2020	34,902,956

Outstanding 8.250% Series A Cumulative Redeemable Preferred Stock at June 30, 2020	5,558,392

Outstanding 6.000% Series B Redeemable Preferred Stock at June 30, 2020	516,738

Outstanding 7.625% Series C Cumulative Redeemable Preferred Stock at June 30, 2020	2,295,845

Outstanding 7.125% Series D Cumulative Preferred Stock at June 30, 2020	2,774,338

Outstanding 6.150% Series T Redeemable Preferred Stock at June 30, 2020	4,025,663

(1)	Potential dilution from vesting of restricted stock grants issued to employees for 37,887 shares of common stock.

The following table reflects the impact of various LTIP Unit issuances, share repurchases, and other share/unit changes subsequent to March 31, 2020:

Share Type	Shares and units outstanding March 31, 2020	Class A common from OP unit conversion	Class A common from Series B holder redemptions	Restricted Stock Grants	LTIP Issuances	Other	Shares and units outstanding June 30, 2020	Ownership %
Class A Common Stock	24,015,484	69,713	406,993	89,054	-	24,341	24,605,585	70.50%
Class C Common Stock	76,603	-	-	-	-	-	76,603	0.22%
Total share equivalents	24,092,087	69,713	406,993	89,054	-	24,341	24,682,188	70.72%
OP Units	6,384,467	(69,713)	-	-	-	-	6,314,754	18.09%
LTIP Units	3,411,026	-	-	-	494,988	-	3,906,014	11.19%
Total noncontrolling interest	9,795,493	(69,713)	-	-	494,988	-	10,220,768	29.28%
Total shares, OP and LTIP Units	33,887,580	-	406,993	89,054	494,988	24,341	34,902,956	100.00%

Bluerock Residential Growth REIT, Inc.

EBITDAre and Interest Information

Second Quarter 2020

(Unaudited and dollars in thousands)

Three Months Ended
June 30,
2020
Q2 EBITDAre Calculation
Net income attributable to common stockholders	$15,090
Net income attributable to noncontrolling interests	7,398
Preferred stock dividends	14,237
Preferred stock accretion	3,602
Interest expense, net	13,859
Depreciation and amortization	20,020
Gain on sale of real estate investments	(57,843)
Loss on extinguishment of debt and debt modification costs	13,985
EBITDAre (1)	$30,348
Acquisition and pursuit costs	423
Non-real estate depreciation and amortization	122
Non-cash equity compensation	2,191
Non-recurring expense, net	43
Adjusted EBITDAre	$33,127

Modified Q2 EBITDAre Calculation (2)
Adjusted EBITDAre	$33,127
Adjustment	14
Modified Q2 EBITDAre	$33,141
Modified Q2 EBITDAre annualized	$132,564

Modified Q2 Interest Calculation (2)(3)
Interest expense	$13,089
Adjustment	(138)
Modified Q2 interest expense	$12,951
Modified Q2 interest expense annualized	$51,804

(1)	See page 33 for a reconciliation of net income attributable to common stockholders to EBITDAre and the Company's definition of EBITDAre and reasons for using it.
(2)	Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on April 1, 2020: (iii) sales of Ashton Reserve, Marquis at TPC, and Enders Place at Baldwin Park and (ii) additional investments at Arlo, Motif, North Creek Apartments, Novel Perimeter, Riverside Apartments, Strategic Portfolio, and The Park at Chapel Hill. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts.
(3)	Interest expense excludes non-cash interest expense.

Bluerock Residential Growth REIT, Inc.

Financial Statistics

Second Quarter 2020

(Unaudited and dollars in thousands)

	Three Months Ended
	June 30,
	2020
Interest Coverage Ratio
Modified Q2 EBITDAre *	$33,141
Modified Q2 interest expense (4) *	12,951
Interest coverage ratio	2.56	x

Quarterly Fixed Charge Coverage Ratio
Modified Q2 interest expense (4) *	$12,951
Preferred stock dividends	14,237
Total fixed charges	$27,188
Modified Q2 EBITDAre *	33,141
Modified Q2 EBITDAre fixed charge coverage ratio	1.22	x

Net Debt / Modified EBITDAre Ratio
Total debt (1)	$1,544,501
Less: cash (3)	(241,700)
Net debt (total debt less cash)	$1,302,801
Modified Q2 EBITDAre (annualized)*	132,564
Net debt / modified EBITDAre ratio	9.83	x

Leverage as a Percentage of Assets
Total debt (1)	$1,544,501
Total undepreciated assets (2)	2,665,148
Total debt / total undepreciated assets	58.0%
Net debt / net undepreciated assets (less cash)	53.8%

Leverage as a Percentage of Enterprise Value
Total market cap (5)	$1,148,078
Total debt (1)	1,544,501
Total enterprise value	$2,692,579
Total debt / total enterprise value	57.4%
Net debt / total enterprise value	48.4%

(1)	Total debt excludes amortization of fair market value adjustments of $2.4 million and deferred financing costs of $11.3 million.
(2)	Total undepreciated assets is calculated as total assets plus accumulated depreciation on real estate assets.
(3)	Cash includes cash, cash equivalents, and restricted cash.
(4)	Interest expense excludes non-cash interest expense.
(5)	Total market cap is calculated by using common shares, preferred shares, and equivalents (OP Units/LTIP Units) multiplied by the June 30, 2020 closing share prices.
*	Adjustment to EBITDAre and interest expense represents the estimated impact over the full period of the following activity assuming the transactions had occurred on April 1, 2020: (iii) sales of Ashton Reserve, Marquis at TPC, and Enders Place at Baldwin Park and (ii) additional investments at Arlo, Motif, North Creek Apartments, Novel Perimeter, Riverside Apartments, Strategic Portfolio, and The Park at Chapel Hill. Actual results may differ significantly from the presented, adjusted amounts including annualized amounts. See prior page for calculations.

Bluerock Residential Growth REIT, Inc.

Recent Acquisitions and Investments

(Unaudited)

Property	MSA	Date of Investment	Year Built/ Renovated (1)	Number of Units	Ownership Interest in Property	Purchase Price (in millions)	Average Rent (2)
Operating Properties
Avenue 25	Phoenix, AZ	1/23/2020	2013	254	100%	$55.6	$1,198
Falls at Forsyth	Atlanta, GA	3/06/2020	2019	356	100%	82.5	1,370
Total/Average				610		$138.1	$1,294

Property	MSA	Date of Investment	Year Built/ Renovated (1)	Number of Units		Investment Amount (in millions)	Average Rent (2)
Preferred Equity
Georgetown Crossing	Savannah, GA	3/20/2020	1994	168		$2.2	$938
Park on the Square	Pensacola, FL	3/20/2020	1999	240		5.8	1,067
The Commons	Jacksonville, FL	5/08/2020	1975	328		3.9	819
Total Preferred Equity				736		11.9	950

Ground Lease
Zoey (3)	Austin, TX	3/04/2020	2022	307		3.1	1,762
Total Ground Lease				307		3.1	1,762

Total/Average				1,043		$15.0	$1,228

(1)	All dates are for the year construction was completed or expects to be completed, or the date that a significant renovation has or will be completed.
(2)	Represents the average effective monthly rent per occupied unit for the three months ended June 30, 2020. The average rent for the development project represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.
(3)	Property is a development project. The Company acquired land and entered into a ground lease.

Bluerock Residential Growth REIT, Inc.

Recent Dispositions

(Unaudited and dollars in millions)

Property	Location	Date Sold	Number of Units	Ownership Interest in Property	Sale Price	BRG Net Proceeds

Operating Properties
Ashton Reserve	Charlotte, NC	4/14/2020	473	100%	$84.6	$31.2
Marquis at TPC	San Antonio, TX	4/17/2020	139	90%	22.5	5.3
Enders Place at Baldwin Park	Orlando, FL	4/21/2020	220	92%	53.2	24.0
Total Operating Properties			832		160.3	60.5

Preferred Equity
Helios	Atlanta, GA	1/08/2020	282	—	65.6	22.7
Whetstone Apartments	Durham, NC	1/24/2020	204	—	46.5	19.6
Total Preferred Equity			486		112.1	42.3

Total			1,318		$272.4	$102.8

Bluerock Residential Growth REIT, Inc.

Investments in Unconsolidated Real Estate Joint Ventures, Notes and Accrued Interest Receivable from Related Parties, and Ground Lease

For the Three and Six Months Ended June 30, 2020

(Unaudited and dollars in thousands)

Multifamily Community Name	Investment Balance as of March 31, 2020	Change	Investment Balance as of June 30, 2020	Return as of June 30, 2020	CFFO Earned for the Three Months Ended June 30, 2020	CFFO Earned for the Six Months Ended June 30, 2020
Preferred Equity Investments
Operating – Stabilized
Alexan CityCentre	$13,980	$-	$13,980	17.7%	$616	1,207
Alexan Southside Place	25,496	-	25,496	5.0%	318	632
Mira Vista	5,250	-	5,250	10.1%	134	268
Strategic Portfolio	18,228	3,877	22,105	10.5%	544	841
Thornton Flats	4,600	-	4,600	9.0%	103	206
Total operating - stabilized	67,554	3,877	71,431		1,715	3,154

Lease-up
North Creek Apartments	15,248	192	15,440	12.5%	485	961
Wayforth at Concord	6,500	-	6,500	13.0%	213	408
Total lease-up	21,748	192	21,940		698	1,369

Development
Riverside Apartments	13,254	168	13,422	12.5%	421	829
Total development	13,254	168	13,422		421	829

Sold
Helios (1)	642	-	642	-	-	(16)
Leigh House (2)	80	-	80	-	-	-
Whetstone Apartments	-	-	-	-	-	56
Total sold	722	-	722		-	40

Other	94	1	95	(3)	-	-
	$103,372	$4,238	$107,610		$2,834	$5,392

Mezzanine Loans
Operating - Stabilized
Domain at The One Forty (3)	$23,822	$(4)	$23,818	5.5%	$325	$647
Total operating - stabilized	23,822	(4)	23,818		325	647

Lease-up
Arlo (3)	28,601	646	29,247	15.0%	1,068	2,087
Motif (3)	67,436	8,035	75,471	12.9%	2,297	4,697
Novel Perimeter (3)	20,867	1,356	22,223	15.0%	795	1,566
Vickers Historic Roswell (3)	11,624	(5)	11,619	15.0%	430	859
Total lease-up	128,528	10,032	138,560		4,590	9,209

Development
The Park at Chapel Hill (4)	13,819	1,818	15,637	10.7%	384	1,320
Total development	13,819	1,818	15,637		384	1,320

	$166,169	$11,846	$178,015		$5,299	$11,176

Ground Lease - Development (5)
Zoey	$3,157	39	3,196	-	$39	$51
	$3,157	$39	$3,196		$39	$51

(1)	The property incurred an additional $143 of costs related to the sale of Helios.
(2)	Represents remaining net assets in the joint venture after receipt of $14.2 million in proceeds for the preferred equity investment.
(3)	The Company also holds an equity method investment with 0.5% common ownership.
(4)	The investment includes a $5.0 million senior loan and a $10.5 million mezzanine loan.
(5)	Ground lease investments are included in accounts receivable, prepaids and other assets.

Bluerock Residential Growth REIT, Inc.

Portfolio Information

Second Quarter 2020

(Unaudited)

Multifamily Community Name	Location	Number of Units	Year Built/ Renovated (1)	Average Rent (2)		Revenue per Occupied Unit (3)		Average Occupancy
Consolidated Operating Properties:
ARIUM Glenridge	Atlanta, GA	480	1990	$1,279		$1,378		92.3%
ARIUM Grandewood	Orlando, FL	306	2005	1,437		1,511		94.8%
ARIUM Hunter’s Creek	Orlando, FL	532	1999	1,444		1,502		95.3%
ARIUM Metrowest	Orlando, FL	510	2001	1,451		1,568		95.5%
ARIUM Westside	Atlanta, GA	336	2008	1,545		1,661		93.1%
Ashford Belmar	Lakewood, CO	512	1988/1993	1,646		1,826		96.0%
Avenue 25	Phoenix, AZ	254	2013	1,198		1,340		94.3%
Cade Boca Raton	Boca Raton, FL	90	2019	2,851		2,620		93.5%
Chattahoochee Ridge	Atlanta, GA	358	1996	1,355		1,411		92.1%
Citrus Tower	Orlando, FL	336	2006	1,365		1,461		93.3%
Denim	Scottsdale, AZ	645	1979	1,225		1,393		96.6%
Element	Las Vegas, NV	200	1995	1,251		1,321		95.2%
Falls at Forsyth	Cumming, GA	356	2019	1,370		1,507		85.4%
Gulfshore Apartment Homes	Naples, FL	368	2016	1,295		1,269		93.2%
James on South First	Austin, TX	250	2016	1,331		1,488		97.1%
Marquis at The Cascades	Tyler, TX	582	2009	1,229		1,316		93.6%
Navigator Villas	Pasco, WA	176	2013	1,096		1,311		96.3%
Outlook at Greystone	Birmingham, AL	300	2007	1,038		1,200		95.9%
Park & Kingston	Charlotte, NC	168	2015	1,327		1,419		93.6%
Pine Lakes Preserve	Port St. Lucie, FL	320	2003	1,338		1,438		96.8%
Plantation Park	Lake Jackson, TX	238	2016	1,315		1,430		93.6%
Providence Trail	Mount Juliet, TN	334	2007	1,251		1,388		95.1%
Roswell City Walk	Roswell, GA	320	2015	1,568		1,786		94.7%
Sands Parc	Daytona Beach, FL	264	2017	1,375		1,551		92.0%
The Brodie	Austin, TX	324	2001	1,319		1,477		96.1%
The District at Scottsdale	Scottsdale, AZ	332	2018	1,864		1,929		68.0%
The Links at Plum Creek	Castle Rock, CO	264	2000	1,424		1,557		96.7%
The Mills	Greenville, SC	304	2013	1,049		1,181		93.1%
The Preserve at Henderson Beach	Destin, FL	340	2009	1,482		1,619		96.6%
The Reserve at Palmer Ranch	Sarasota, FL	320	2016	1,331		1,447		94.5%
The Sanctuary	Las Vegas, NV	320	1988	1,059		1,063		95.9%
Veranda at Centerfield	Houston, TX	400	1999	990		1,118		93.9%
Villages of Cypress Creek	Houston, TX	384	2001	1,169		1,242		96.0%
Wesley Village	Charlotte, NC	301	2010	1,363		1,448		94.4%

Total Consolidated Operating Properties		11,524		$1,329	(5)	$1,441	(5)	94.5	%(5)

Mezzanine/Preferred/Ground Lease Investments:
Alexan CityCentre	Houston, TX	340		$1,800		$1,898		86.8%
Alexan Southside Place	Houston, TX	270		1,716		1,854		93.1%
Arlo	Charlotte, NC	286		1,507	(4)	N/A		N/A
Belmont Crossing	Smyrna, GA	192		772		778		96.3%
Domain at The One Forty	Garland, TX	299		1,410		1,560		94.3%
Georgetown Crossing	Savannah, GA	168		938		989		86.9%
Mira Vista	Austin, TX	200		1,035		1,114		94.0%
Motif	Fort Lauderdale, FL	385		2,352	(4)	N/A		N/A
North Creek Apartments	Leander, TX	259		1,358	(4)	N/A		N/A
Novel Perimeter	Atlanta, GA	320		1,749	(4)	N/A		N/A
Park on the Square	Pensacola, FL	240		1,067		1,172		93.5%
Riverside Apartments	Austin, TX	222		1,408	(4)	N/A		N/A
Sierra Terrace	Atlanta, GA	135		1,192		1,289		98.0%
Sierra Village	Atlanta, GA	154		1,091		1,115		95.9%
The Commons	Jacksonville, FL	328		819		858		97.4%
The Park at Chapel Hill	Chapel Hill, NC	*		*		N/A		N/A
Thornton Flats	Austin, TX	104		1,517		1,693		89.7%
Vickers Historic Roswell	Roswell, GA	79		3,176	(4)	N/A		N/A
Wayforth at Concord	Concord, NC	150		1,707	(4)	N/A		N/A
Zoey	Austin, TX	307		1,762	(4)	N/A		N/A

Total Mezzanine/Preferred/Ground Lease Investments		4,438		$1,512		$1,350		92.4%

Total Portfolio		15,962		$1,380	(6)	$1,426	(6)	94.1	%(6)

(1)	Represents date of last significant renovation or year built if no renovations.
(2)	Represents the average effective monthly rent per occupied unit for the three months ended June 30, 2020.
(3)	Revenue per occupied unit is total revenue divided by average number of occupied units for the three months ended June 30, 2020.
(4)	Represents the average pro forma effective monthly rent per occupied unit for all expected units upon stabilization.
(5)	Excludes The District at Scottsdale, which is in lease-up. The average effective monthly rent, revenue per occupied unit, and average occupancy including sold properties was $1,330, $1,441, and 94.4%, respectively, for the three months ended June 30, 2020.
(6)	Excludes The District at Scottsdale, which is in lease-up. The average effective monthly rent, revenue per occupied unit, and average occupancy were not impacted by the sold properties for the three months ended June 30, 2020.
*	The development is in the planning phase; project specifications are in process.

Bluerock Residential Growth REIT, Inc.

Renovation Table

As of June 30, 2020

(Unaudited)

Units and Investment
	2020			To Date
	Completed	Completed	Total Expected	Total	Unrenovated Units
	in 2Q	Year-to-date	Completions in 2020	Completed	Remaining
Number of Renovations	39	159	200 - 400	2,804	4,572
Renovation Cost per Unit	$7,349	$8,183	$7,000 - $9,000

Returns
	Inception-to-date
	Cost	Monthly Rent	Return on
	per Unit	Premium	Investment
Weighted Average Returns to Date	$5,834	$114	23.5%

Bluerock Residential Growth REIT, Inc.

Lease-up and Development Mezzanine/Preferred/Ground Lease Investments

As of June 30, 2020

(Unaudited)

This table includes forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause results to vary from those projected. Please see the paragraph on forward-looking statements on page 2 of this document for a discussion of risks and uncertainties.

						Actual/Estimated Dates for
Multifamily Community Name	Actual/ Planned Number of Units	Total Actual/ Estimated Construction Cost (in millions)	Cost to Date (in millions)	Actual/ Estimated Construction Cost Per Unit	Total Available Financing (in millions) (1)	Construction Start	Initial Occupancy	Construction Completion	Stabilized Operations (2)
Lease-up Investments
Vickers Historic Roswell (3)	79	$31.9	$30.3	$403,797	$22.0	2Q16	2Q18	3Q18	1Q21
Arlo (3)	286	60.0	58.8	209,790	43.0	4Q16	2Q18	1Q19	3Q20
Novel Perimeter (3)	320	71.0	68.3	221,875	42.7	4Q16	3Q18	1Q19	1Q21
Motif (3)	385	135.4	129.9	351,688	70.4	1Q18	1Q20	2Q20	2Q22
North Creek Apartments (4)	259	44.0	34.2	169,884	23.6	4Q18	2Q20	4Q20	3Q21
Wayforth at Concord (4)	150	33.5	20.2	223,333	22.3	4Q18	1Q20	3Q21	3Q21
Total lease-up units	1,479

Development Investments
Riverside Apartments (4)	222	37.9	20.3	170,721	20.2	2Q19	1Q21	2Q21	4Q21
Zoey	307	59.5	12.8	193,811	25.5	1Q20	1Q22	2Q22	1Q23
The Park at Chapel Hill (5)	-	-	-	-	-	-	-	-	-
Total development units	529

Total units	2,008

(1)	Represents property level only and excludes mezzanine loan financing.
(2)	We define stabilized occupancy as attainment of 90% physical occupancy.
(3)	Represents a mezzanine loan investment. Arlo and Vickers Historic Roswell have an option to purchase indirect property interest upon maturity.
(4)	Represents a preferred equity investment. North Creek Apartments, Riverside Apartments, and Wayforth at Concord have an option to purchase the property at stabilization.
(5)	The development is in the planning phase; project specifications are in process.

Bluerock Residential Growth REIT, Inc.

Condensed Consolidated Balance Sheets

Second Quarter 2020

(Unaudited and dollars in thousands except for share and per share data)

	June 30, 2020	December 31, 2019
ASSETS
Net Real Estate Investments
Land	$267,589	$268,244
Buildings and improvements	1,778,750	1,752,738
Furniture, fixtures and equipment	70,151	67,904
Total Gross Real Estate Investments	2,116,490	2,088,886
Accumulated depreciation	(158,896)	(141,566)
Total Net Real Estate Investments	1,957,594	1,947,320
Cash and cash equivalents	211,968	31,683
Restricted cash	29,732	19,085
Notes and accrued interest receivable from related parties	178,015	193,781
Due from affiliates	309	2,969
Accounts receivable, prepaids and other assets	20,440	16,317
Preferred equity investments and investments in unconsolidated real estate joint ventures	107,610	126,444
In-place lease intangible assets, net	584	3,098
Total Assets	$2,506,252	$2,340,697

LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY
Mortgages payable	$1,405,046	$1,425,257
Revolving credit facilities	130,500	18,000
Accounts payable	1,885	1,488
Other accrued liabilities	29,670	27,499
Due to affiliates	727	790
Distributions payable	14,498	13,541
Total Liabilities	1,582,326	1,486,575
8.250% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 10,875,000 shares authorized; 5,558,392 and 5,721,460 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	136,778	140,355
6.000% Series B Redeemable Preferred Stock, liquidation preference $1,000 per share, 1,225,000 shares authorized; 516,738 and 536,695 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	467,237	480,921
7.625% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,295,845 and 2,323,750 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	56,279	56,797
6.150% Series T Redeemable Preferred Stock, liquidation preference $25.00 per share, 32,000,000 shares authorized; 4,025,663 and 17,400 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	90,925	388
Equity
Stockholders’ Equity
Preferred stock, $0.01 par value, 197,900,000 shares authorized; no shares issued and outstanding	—	—
7.125% Series D Cumulative Preferred Stock, liquidation preference $25.00 per share, 4,000,000 shares authorized; 2,774,338 and 2,850,602 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	66,867	68,705
Common stock - Class A, $0.01 par value, 747,509,582 shares authorized; 24,605,585 and 23,422,557 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	246	234
Common stock - Class C, $0.01 par value, 76,603 shares authorized; 76,603 shares issued and outstanding as of June 30, 2020 and December 31, 2019	1	1
Additional paid-in-capital	321,973	311,683
Distributions in excess of cumulative earnings	(262,455)	(253,132)
Total Stockholders’ Equity	126,632	127,491
Noncontrolling Interests
Operating Partnership units	20,130	19,331
Partially owned properties	25,945	28,839
Total Noncontrolling Interests	46,075	48,170
Total Equity	172,707	175,661
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK AND EQUITY	$2,506,252	$2,340,697

Bluerock Residential Growth REIT, Inc.

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2020 and 2019

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues
Rental and other property revenues	$47,695	$46,464	$98,047	$92,153
Interest income from related parties and ground leases	5,338	5,973	11,227	11,749
Total revenues	53,033	52,437	109,274	103,902
Expenses
Property operating	18,571	18,868	37,870	37,470
Property management fees	1,194	1,235	2,488	2,451
General and administrative	5,303	5,046	11,674	10,674
Acquisition and pursuit costs	423	70	1,691	128
Weather-related losses, net	—	291	—	291
Depreciation and amortization	20,067	16,226	40,990	33,454
Total expenses	45,558	41,736	94,713	84,468
Operating income	7,475	10,701	14,561	19,434
Other income (expense)
Other income	19	—	59	—
Preferred returns on unconsolidated real estate joint ventures	2,834	2,492	5,249	4,781
Gain on sale of real estate investments	57,843	—	58,096	—
Gain on sale of non-depreciable real estate investments	—	—	—	679
Loss on extinguishment of debt and debt modification costs	(13,985)	—	(13,985)	—
Interest expense, net	(13,859)	(15,125)	(28,774)	(31,191)
Total other income (expense)	32,852	(12,633)	20,645	(25,731)
Net income (loss)	40,327	(1,932)	35,206	(6,297)
Preferred stock dividends	(14,237)	(11,019)	(27,784)	(21,403)
Preferred stock accretion	(3,602)	(2,316)	(7,527)	(4,203)
Net income (loss) attributable to noncontrolling interests
Operating Partnership units	5,413	(3,887)	(409)	(7,938)
Partially owned properties	1,985	(390)	1,707	(882)
Net income (loss) attributable to noncontrolling interests	7,398	(4,277)	1,298	(8,820)
Net income (loss) attributable to common stockholders	$15,090	$(10,990)	$(1,403)	$(23,083)

Net income (loss) per common share - Basic	$0.61	$(0.50)	$(0.09)	$(1.03)

Net income (loss) per common share – Diluted	$0.61	$(0.50)	$(0.09)	$(1.03)

Weighted average basic common shares outstanding	24,307,147	22,430,619	24,197,479	22,775,203
Weighted average diluted common shares outstanding	24,345,034	22,430,619	24,197,479	22,775,203

Bluerock Residential Growth REIT, Inc.

Reconciliation of Funds from Operations (FFO) and Core FFO (CFFO) Attributable to Common Stockholders and Unit Holders

For the Three and Six Months Ended June 30, 2020 and 2019

(Unaudited and dollars in thousands except for share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss) attributable to common stockholders	$15,090	$(10,990)	$(1,403)	$(23,083)
Add back: Net income (loss) attributable to Operating Partnership Units	5,413	(3,887)	(409)	(7,938)
Net income (loss) attributable to common stockholders and unit holders	20,503	(14,877)	(1,812)	(31,021)
Common stockholders and Operating Partnership Units pro-rata share of:
Real estate depreciation and amortization (1)	19,144	15,290	39,045	31,432
Gain on sale of real estate investments	(55,250)	—	(55,360)	—
FFO Attributable to Common Stockholders and Unit Holders	(15,603)	413	(18,127)	411
Common stockholders and Operating Partnership Units pro-rata share of:
Acquisition and pursuit costs	423	70	1,691	128
Non-cash interest expense	747	786	1,592	1,561
Unrealized (gain) loss on derivatives	(5)	652	(30)	2,287
Loss on extinguishment of debt and debt modification costs	13,590	—	13,590	—
Weather-related losses, net	—	249	—	249
Non-real estate depreciation and amortization	122	84	242	170
Gain on sale of non-depreciable real estate investments	—	—	—	(679)
Shareholder activism	—	55	—	393
Non-recurring expense, net	43	—	3	—
Non-cash preferred returns on unconsolidated real estate joint ventures	—	(386)	—	(598)
Non-cash equity compensation	2,191	2,427	5,738	4,819
Preferred stock accretion	3,602	2,316	7,527	4,203
CFFO Attributable to Common Stockholders and Unit Holders	$5,110	$6,666	$12,226	$12,944

Per Share and Unit Information:
FFO Attributable to Common Stockholders and Unit Holders - diluted	$(0.47)	$0.01	$(0.55)	$0.01
CFFO Attributable to Common Stockholders and Unit Holders - diluted	$0.15	$0.22	$0.37	$0.42

Weighted average common shares and units outstanding - diluted	33,075,598	30,550,863	32,936,762	30,704,271

(1)	The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests for partially owned properties, and our similar estimated share of unconsolidated depreciation and amortization, which is included in earnings of our unconsolidated real estate joint venture investments.

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information

As of June 30, 2020

(Unaudited and dollars in thousands)

Property	Outstanding Principal	Interest Rate	Fixed/ Floating	Maturity Date
ARIUM Glenridge	$49,500	1.51%	L + 1.33% subject to Cap (1)	September 1, 2025
ARIUM Grandewood	39,385	2.97%	(2)	July 1, 2025
ARIUM Hunter’s Creek	71,533	3.65%	Fixed	November 1, 2024
ARIUM Metrowest	64,559	4.43%	Fixed	May 1, 2025
ARIUM Westside	52,150	3.68%	Fixed	August 1, 2023
Ashford Belmar	100,675	4.53%	Fixed	December 1, 2025
Avenue 25	36,566	4.18%	Fixed	July 1, 2027
Cade Boca Raton	23,500	2.50%	L + 1.50% subject to Cap (1)	January 1, 2025
Chattahoochee Ridge	45,338	3.25%	Fixed	December 5, 2024
Citrus Tower	40,980	4.07%	Fixed	October 1, 2024
Denim	91,634	3.32%	Fixed	August 1, 2029
Element	29,260	3.63%	Fixed	July 1, 2026
Fannie Facility Advance	13,936	2.77%	L + 2.60% subject to Cap (1)	June 1, 2027
Gulfshore Apartment Homes	46,345	3.26%	Fixed	September 1, 2029
James on South First	25,895	4.35%	Fixed	January 1, 2024
Marquis at The Cascades I	31,976	1.79%	L + 1.61% subject to Cap (1)	June 1, 2024
Marquis at The Cascades II	22,316	1.79%	L + 1.61% subject to Cap (1)	June 1, 2024
Navigator Villas	20,515	4.56%	Fixed	June 1, 2028
Outlook at Greystone	22,105	4.30%	Fixed	June 1, 2025
Park & Kingston	19,600	3.32%	Fixed	November 1, 2026
Pine Lakes Preserve	42,728	3.16%	L + 2.98% subject to Cap (1)	July 1, 2030
Plantation Park	26,625	4.64%	Fixed	July 1, 2028
Providence Trail	47,950	3.54%	Fixed	July 1, 2026
Roswell City Walk	50,526	3.63%	Fixed	December 1, 2026
The Brodie	33,878	3.71%	Fixed	December 1, 2023
The District at Scottsdale	76,200	1.85%	L + 1.60% (1)	June 11, 2021
The Links at Plum Creek	39,896	4.31%	Fixed	October 1, 2025
The Mills	25,539	4.21%	Fixed	January 1, 2025
The Preserve at Henderson Beach	48,490	3.26%	Fixed	September 1, 2029
The Reserve at Palmer Ranch	41,298	4.41%	Fixed	May 1, 2025
The Sanctuary	33,707	3.31%	Fixed	August 1, 2029
Veranda at Centerfield	26,100	1.42%	L + 1.25% subject to Cap (1)	July 26, 2023
Villages of Cypress Creek	33,520	2.73%	L + 2.55% subject to Cap (1)	July 1, 2027
Wesley Village	39,776	4.25%	Fixed	April 1, 2024
Total	1,414,001
Fair value adjustments	2,354
Deferred financing costs, net	(11,309)
Total	$1,405,046
Weighted Average Interest Rate	3.46%

(1)	In June 2020, one-month LIBOR in effect was 0.18%. LIBOR rate is subject to a rate cap.
(2)	The principal balance includes a $19.7 million advance at a fixed rate of 4.35% and a $19.7 million advance at a variable rate of 1.58% as of June 30, 2020.

Bluerock Residential Growth REIT, Inc.

Mortgages Payable Summary Information Continued

As of June 30, 2020

(Unaudited and dollars in thousands)

Mortgages Payable Maturity Schedules

Year	Fixed Rate	Floating Rate	Total		% of Total
2020	$3,415	$665	$4,080		0.29%
2021	8,673	78,040	86,713	(1)	6.13%
2022	11,620	3,704	15,324		1.08%
2023	97,252	29,934	127,186		8.99%
2024	221,701	53,906	275,607		19.49%
Thereafter	731,892	173,199	905,091		64.02%
	$1,074,553	$339,448	$1,414,001		100.00%
Fair Value Adjustments	2,354	-	2,354
Subtotal	$1,076,907	$339,448	$1,416,355
Deferred Financing Costs, net	(8,029)	(3,280)	(11,309)
Total	$1,068,878	$336,168	$1,405,046

	Amounts	% of Total	Weighted Average Interest Rates	Weighted Average Maturities (years)

Secured Fixed Rate Debt	$1,076,907	76.0%	3.89%	5.9
Secured Floating Rate Debt	339,448	24.0%	2.08%	4.7
Total/Average	$1,416,355	100.0%	3.46%	5.6

(1)	$76.2 million represents a loan in connection with The District at Scottsdale. The loan has a June 2021 maturity date and contains two (2) three-month extension options, subject to certain conditions.

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

The foregoing supplemental financial data includes certain non-GAAP financial measures that we believe are helpful in understanding our business, as further described below. Our definition and calculation of these non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable.

Funds from Operations and Core Funds from Operations, Attributable to Common Stockholders and Unit Holders

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and core funds from operations (“CFFO”) are important non-GAAP supplemental measures of operating performance for a REIT.

FFO attributable to common stockholders and unit holders is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the NAREIT definition, as net income, computed in accordance with GAAP, excluding gains or losses on sales of depreciable real estate property, plus depreciation and amortization of real estate assets, plus impairment write-downs of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

CFFO makes certain adjustments to FFO, removing the effect of items that do not reflect ongoing property operations such as acquisition expenses, non-cash interest expense, unrealized gains or losses on derivatives, losses on extinguishment of debt and debt modification costs (includes prepayment penalties incurred and the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt), one-time weather-related costs, gains or losses on sales of non-depreciable real estate property, shareholder activism, stock compensation expense and preferred stock accretion. Commencing January 1, 2020, we did not deduct the accrued portion of the preferred income on our preferred equity investments from FFO to determine CFFO as the income is deemed fully collectible. The accrued portion of the preferred income totaled $0.4 million and $0.8 million for the three and six months ended June 30, 2020, respectively. We believe that CFFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core recurring property operations. As a result, we believe that CFFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential.

Our calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, and acquisition and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO and CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and CFFO may provide us and our stockholders with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor CFFO is equivalent to net income, including net income attributable to common stockholders, or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income, including net income attributable to common stockholders, as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

We have acquired seven operating properties and made nine investments through preferred equity interests and ground lease investments and sold twelve operating properties subsequent to June 30, 2019. The results presented are not directly comparable and should not be considered an indication of our future operating performance (unaudited and dollars in thousands, except share and per share data).

Same Store Properties

Same store properties are conventional multifamily residential apartments which were owned and operational for the entire periods presented.

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre")

NAREIT defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income, computed in accordance with GAAP, before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, and impairment write-downs of depreciated operating properties.

We consider EBITDAre to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and non-recurring items, which permits investors to view income from operations unobscured by non-cash items such as depreciation, amortization, the cost of debt or non-recurring items.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

EBITDAre and Adjusted EBITDAre are not recognized measurements under GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of net income (loss) attributable to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss) attributable to common stockholders	$15,090	$(10,990)	$(1,403)	$(23,083)
Net income (loss) attributable to noncontrolling interests	7,398	(4,277)	1,298	(8,820)
Preferred stock dividends	14,237	11,019	27,784	21,403
Preferred stock accretion	3,602	2,316	7,527	4,203
Interest expense, net	13,859	15,125	28,774	31,191
Depreciation and amortization	20,020	16,142	40,899	33,284
Gain on sale of real estate investments	(57,843)	—	(58,096)	—
Loss on extinguishment of debt and debt modification costs	13,985	—	13,985	—
EBITDAre	$30,348	$29,335	$60,768	$58,178
Acquisition and pursuit costs	423	70	1,691	128
Non-real estate depreciation and amortization	122	84	242	170
Weather-related losses, net	—	291	—	291
Gain on sale of non-depreciable real estate investments	—	—	—	(679)
Shareholder activism	—	55	—	393
Non-cash equity compensation	2,191	2,427	5,738	4,819
Non-recurring expense, net	43	—	3	—
Non-cash preferred returns on unconsolidated real estate joint ventures	—	(386)	—	(598)
Adjusted EBITDAre	$33,127	$31,876	$68,442	$62,702

Bluerock Residential Growth REIT, Inc.

Definitions of Non-GAAP Financial Measures

(Unaudited and dollars in thousands)

Property Net Operating Income ("Property NOI")

We believe that net operating income, or NOI, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization and interest. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis; NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as a supplemental measure of our financial performance.

We have acquired seven operating properties and made nine investments through preferred equity interests and ground lease investments and sold twelve operating properties subsequent to June 30, 2019. Therefore, the results presented in the table below are not directly comparable and should not be considered an indication of our future operating performance.

The following table reflects net income (loss) attributable to common stockholders together with a reconciliation to NOI and to same store and non-same store contributions to consolidated NOI, as computed in accordance with GAAP for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss) attributable to common stockholders	$15,090	$(10,990)	$(1,403)	$(23,083)
Add back: Net income (loss) attributable to Operating Partnership Units	5,413	(3,887)	(409)	(7,938)
Net income (loss) attributable to common stockholders and unit holders	20,503	(14,877)	(1,812)	(31,021)
Add common stockholders and Operating Partnership Units pro-rata share of:
Depreciation and amortization	19,144	15,290	39,045	31,432
Non-real estate depreciation and amortization	122	84	242	170
Non-cash interest expense	747	786	1,592	1,561
Unrealized (gain) loss on derivatives	(5)	652	(30)	2,287
Loss on extinguishment of debt and debt modification costs	13,590	—	13,590	—
Property management fees	1,135	1,170	2,367	2,318
Acquisition and pursuit costs	423	70	1,691	128
Corporate operating expenses	5,166	4,975	11,462	10,529
Weather-related losses, net	—	249	—	249
Preferred dividends	14,237	11,019	27,784	21,403
Preferred stock accretion	3,602	2,316	7,527	4,203
Less common stockholders and Operating Partnership Units pro-rata share of:
Non-recurring expense, net	(43)	—	(3)	—
Preferred returns on unconsolidated real estate joint ventures	2,834	2,492	5,408	4,781
Interest income from related parties and ground leases	5,338	5,973	11,227	11,749
Gain on sale of real estate investments	55,250	—	55,360	—
Gain on sale of non-depreciable real estate investments	—	—	—	679
Pro-rata share of properties’ income	15,285	13,269	31,466	26,050
Add:
Noncontrolling interest pro-rata share of partially owned property income	750	690	1,553	1,418
Total property income	16,035	13,959	33,019	27,468
Add:
Interest expense	13,089	13,637	27,158	27,215
Net operating income	29,124	27,596	60,177	54,683
Less:
Non-same store net operating income	7,908	6,135	17,138	11,982
Same store net operating income (1)	$21,216	$21,461	$43,039	$42,701

(1)	Same store portfolio for the three and six months ended June 30, 2020 consists of 24 properties, which represent 8,459 units.